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                                                                   EXHIBIT 23.10



                 [LETTERHEAD OF HOEFER & ARNETT INCORPORATED]


                    CONSENT OF HOEFER & ARNETT INCORPORATED


We consent to the inclusion in Westamerica Bancorporation and ValliCorp Holdings, Inc. Amendment No. 1 to Registration Statement/Proxy Statement on Form S-4 of our Fairness Opinion, and reference to our name and the statements with respect to us, as appearing under the heading "Opinions of Westamerica's Financial Advisor"


San Francisco, California
January 6, 1997

                                       Hoefer & Arnett Incorporated

                                             By: /s/ Greg H. Madding
                                                 ------------------------
                                                 Greg H. Madding